SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                 Amendment No. 1
                                       to
                                   FORM 8-K/A
                                 CURRENT REPORT
                                   Pursuant to
                              SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                             _______________________

       Date of Report (Date of earliest event reported): February 27, 2004

                          PACIFIC FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         Washington                      000-29829                 91-1815009
(State or other jurisdiction         (SEC File Number)           (IRS Employer
of incorporation or organization)                            Identification No.)



                             300 East Market Street
                         Aberdeen, Washington 98520-5244
                                 (360) 533-8870
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

Item 2.   Acquisition or Disposition of Assets.

            As previously reported on Form 8-K filed March 1, 2004, effective as of the close of business February 27, 2004, Pacific Financial Corporation, a Washington corporation ("Pacific"), completed its merger with BNW Bancorp, Inc., also a Washington corporation ("BNW"), pursuant to the terms of the Agreement and Plan of Merger dated October 22, 2003, between Pacific and BNW. Under the terms of the merger agreement, BNW was merged into Pacific. Immediately following the merger, BNW's banking subsidiary, Bank NorthWest, was merged into Pacific's banking subsidiary, Bank of the Pacific.

            As a result of the merger, BNW shareholders received 0.85 shares of Pacific common stock in exchange for each of their shares of BNW common stock. Pacific issued approximately 637,000 shares of its common stock in the merger and paid cash in lieu of all fractional shares resulting from the conversion.

            A copy of the  agreement  and plan of merger is  attached as Exhibit
99.1 to Pacific's current report on Form 8-K dated October 22, 2003, and is incorporated herein by reference.

            This current report on Form 8-K/A amends Form 8-K filed March 1, 2004, to provide under Item 7 the BNW audited financial statements and pro forma financial information required to be included in the report.

Item 7.   Financial Statements, Pro Forma Financial Statements, and Exhibits.

            (a) Financial Statements of Business Acquired. Financial statements of BNW as of and for the years ended December 31, 2003 and December 31, 2002 are provided preceding the signature page below as follows:

            Independent Auditor's Report of Moss Adams LLP
            Consolidated Balance Sheets as of December 31, 2003 and 2002 Consolidated Statements of Income for the years ended December 31,
              2003 and 2002
            Consolidated   Statements  of  Changes  in  Stockholders'  Equity  &
              Comprehensive  Income for the years  ended  December  31, 2003 and
              2002
            Consolidated  Statements of Cash Flows for the years ended  December
              31, 2003 and 2002
            Notes to Consolidated Financial Statements

            (b) Pro Forma Financial Information. Unaudited pro forma financial information relating to Pacific's acquisition of BNW is provided immediately preceding the signature page below as follows:

            Unaudited Pro Forma Balance Sheet at December 31, 2003
            Unaudited Pro Forma  Statement of Income for the year ended December
              31, 2003
            Notes to Unaudited Pro Forma Financial Statements

            (c)  Exhibits.

            2.1 Agreement and Plan of Merger dated October 22, 2003 by and between Pacific and BNW. Incorporated by reference to Exhibit
                  99.1 to Pacific's current report on Form 8-K dated October 22, 2003.

            23    Consent of Moss Adams LLP.

            99.1  Press Release dated March 1, 2004.*

            *  Previously filed

                          Index to Financial Statements


BNW Bancorp, Inc., Audited Financial Statements:                               5

      Independent Auditor's Report of Moss Adams LLP                           5
      Consolidated Balance Sheets as of December 31, 2003 and December 31,     6
         2002
      Consolidated Statements of Income for the years ended December 31,       7
         2003 and December 31, 2002
      Consolidated Statements of Changes in Stockholders' Equity &             8
         Comprehensive Income for the years ended December 31, 2003 and 2002
      Consolidated Statements of Cash Flows for the years ended December 31,   9
         2003 and December 31, 2002
      Notes to Financial Statements                                           10

 Unaudited Pro Forma Combined Financial Statements:                           26

      Unaudited Pro Forma Combined Balance Sheet at December 31, 2003         27
      Unaudited Pro Forma Combined Statement of Income for the year ended     28
         December 31, 2003
      Notes to Unaudited Pro Forma Combined Financial Statements              29

                 BNW BANCORP, INC., AUDITED FINANCIAL STATEMENTS


Independent Auditor's Report

                                                                  MOSS-ADAMS LLP
--------------------------------------------------------------------------------
Certified Public Accountants



To the Board of Directors and Stockholders
BNW Bancorp, Inc. and Subsidiary

            We have audited the accompanying consolidated balance sheets for BNW Bancorp, Inc. and Subsidiary (formerly Bank NorthWest, Inc.) as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BNW Bancorp, Inc. and Subsidiary (formerly Bank NorthWest, Inc.) as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/ Moss Adams LLP

Bellingham, Washington
January 31, 2004

Consolidated Balance Sheets                     As of December 31, 2003 and 2002


                                     ASSETS

                                                        2003            2002
                                                   -------------   -------------

CASH AND CASH EQUIVALENTS
   Cash and due from banks                         $  2,517,411    $  2,759,315

INVESTMENTS
   Interest-bearing deposits in banks                    11,845          49,977
   Securities available-for-sale                      4,907,246       4,034,010
   Federal Home Loan Bank stock, at cost                310,600         321,500
                                                   -------------   -------------
      Total investments                               5,229,691       4,405,487

INVESTOR RECEIVABLE
   Investor receivable                                2,085,699       4,875,266

LOANS                                                94,162,498      65,070,692
   Less allowance for loan losses                    (1,356,378)       (832,872)
                                                   -------------   -------------
      Total loans, net                               92,806,120      64,237,820

OTHER ASSETS
   Bank premises and equipment, net                   1,134,797       1,157,536
   Accrued interest receivable                          351,988         287,566
   Deferred taxes, net                                  304,777               -
   Income tax receivable                                 73,000               -
   Other                                                 87,195          63,098
                                                   -------------   -------------
      Total other assets                              1,951,757       1,508,200
                                                   -------------   -------------
TOTAL ASSETS                                       $104,590,678    $ 77,786,088
                                                   =============   =============


                    LIABILITIES & STOCKHOLDERS' EQUITY

DEPOSITS
   Noninterest-bearing                             $ 14,863,509    $ 10,746,207
   Interest-bearing                                  73,699,044      51,260,772
                                                   -------------   -------------
      Total deposits                                 88,562,553      62,006,979

OTHER LIABILITIES
   Accrued interest payable                              95,526          75,367
   FHLB borrowings                                    5,575,000       7,850,000
   Securities sold under agreements to repurchase     1,000,000         469,501
   Other borrowed funds                               1,440,063         400,000
   Other liabilities                                    917,242         441,769
                                                   -------------   -------------
   Total other liabilities                            9,027,831       9,236,637
                                                   -------------   -------------
         Total liabilities                           97,590,384      71,243,616

STOCKHOLDERS' EQUITY
   Common stock, $1 par; 1,500,000 shares
     authorized, 724,930 and 717,930 issued
     and outstanding at December 31, 2003,
     and 2002, respectively                             724,930         717,930
   Additional paid in capital                         6,506,776       6,413,921
   Accumulated deficit                                 (229,904)       (726,718)
   Accumulated other comprehensive income                (1,508)        137,339
   (loss), net of tax
                                                   -------------   -------------
      Total stockholders' equity                      7,000,294       6,542,472
                                                   -------------   -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $104,590,678    $ 77,786,088
                                                   =============   =============


              See accompanying notes to these financial statements


Consolidated Statements of Income
For the years ended December 31, 2003 and 2002


                                                          2003              2002
                                                       -----------       -----------
   INTEREST INCOME
      Loans, including fees                            $6,144,600        $4,295,189
      Investments and interest bearing deposits           218,819           270,754
                                                       -----------       -----------
         Total interest income                          6,363,419         4,565,943

   INTEREST EXPENSE
      Deposits                                          1,381,962         1,215,620
      Borrowed funds and securities sold under
       agreements to repurchase                           158,835           124,101
                                                       -----------       -----------
         Total interest expense                         1,540,797         1,339,721

   NET INTEREST INCOME                                  4,822,622         3,226,222
   PROVISION FOR LOAN LOSSES                             (550,000)         (380,000)
                                                       -----------       -----------
   NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES  4,272,622         2,846,222

   NONINTEREST INCOME
      Net gain on sale of loans in secondary market     1,066,140         1,119,182
      Service fees                                        181,848           161,630
      Other income                                         11,833            11,139
                                                       -----------       -----------
         Total noninterest income                       1,259,821         1,291,951

   NONINTEREST EXPENSES
      Salaries and employee benefits                    2,724,425         1,966,574
      Occupancy and equipment                             636,577           476,092
      Operating expenses                                1,717,772         1,001,994
                                                       -----------       -----------
         Total noninterest expenses                     5,078,774         3,444,660
                                                       -----------       -----------

   NET INCOME BEFORE PROVISION (BENEFIT) FOR INCOME
   TAXES                                                  453,669           693,513
                                                       -----------       -----------

   PROVISION (BENEFIT) FOR INCOME TAXES                   (43,145)                -

   NET INCOME                                          $  496,814        $  693,513
                                                       ===========       ===========

   BASIC EARNINGS PER SHARE                            $     0.69        $     1.03

   FULLY DILUTED EARNINGS PER SHARE                    $     0.66        $     1.03

   WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
      Basic                                               718,393           672,768
      Diluted                                             751,131           674,059





              See accompanying notes to these financial statements

Consolidated  Statements of Changes in
Stockholders' Equity & Comprehensive Income
For the years ended December 31, 2003 and 2002


                                                                                      Accumulated
                                     Common    Common     Additional                   Other Com-        Total         Compre-
                                     Stock     Stock       Paid In     Accumulated     prehensive    Stockholders'     hensive
                                     Shares    Amount      Capital       Deficit      Income (Loss)     Equity         Income
                                   --------------------------------------------------------------------------------------------

BALANCE, December 31, 2001           571,420   $571,420   $5,127,708  $(1,420,231)      $ 96,432      $4,375,329

Comprehensive income
   Net income                                        --           --      693,513             --         693,513      $693,513
   Unrealized gain on
     available-for-sale                                                                   40,907          40,907        40,907
     securities, net of tax
   Total comprehensive  income                       --           --           --             --              --      $734,420
                                                                                                                      =========
Common stock issued                  146,510    146,510    1,286,213           --             --       1,432,723
                                   --------------------------------------------------------------------------------------------
BALANCE, December 31, 2002           717,930    717,930    6,413,921     (726,718)       137,339       6,542,472

Comprehensive income
   Net income                                        --           --      496,814             --         496,814      $496,814
   Unrealized loss on available-for-
     sale securities, net of tax                     --           --           --       (138,847)       (138,847)     (138,847)
                                                                                                                      ---------
   Total comprehensive income                        --           --           --             --              --      $357,967
                                                                                                                      =========
   Tax benefit from stock options                    --       30,855           --             --          30,855
Common stock issued                    7,000      7,000       62,000           --             --          69,000
                                   --------------------------------------------------------------------------------------------
BALANCE, December 31, 2003           724,930   $724,930   $6,506,776  $  (229,904)      $ (1,508)     $7,000,294

                                   =============================================================================





              See accompanying notes to these financial statements

Consolidated Statements of Cash Flows
For the years ended December 31, 2003 and 2002

                            Increase (Decrease) in Cash and Cash Equivalents

                                                                       2003             2002
                                                                   ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                      $   496,814      $   693,513
Adjustments to reconcile net income to net cash flows
from operating activities
   FHLB dividend received                                              (18,100)         (16,300)
   Provision for loan losses                                           550,000          380,000
   Depreciation                                                        282,132          218,032
   Gain on the sale of equipment                                            --           (1,462)
   Net amortization of investment discounts/premiums                     3,923           26,913
   Deferred taxes                                                     (304,000)              --
   Tax benefits from stock options                                      30,855               --
Changes in operating assets and liabilities
   Interest receivable                                                 (64,422)         (73,263)
   Investor receivable                                               2,789,567       (1,723,693)
   Income tax receivable                                               (73,000)              --
   Other assets                                                        (24,097)         (13,817)
      Interest payable                                                  20,159           12,409
      Other liabilities                                                475,473         (186,212)
                                                                   ------------     ------------
         Net cash flows from operating activities                    4,165,304         (683,880)
                                                                   ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Net change in interest-bearing deposits in banks                     38,132        2,263,023
   Purchases of available-for-sale securities                       (3,989,139)              --
   Proceeds from maturities of available-for-sale securities         2,972,356          935,921
   Purchase of FHLB stock                                              (38,000)         (42,200)
   Proceeds from the sale of FHLB stock                                 67,000               --
   Net change in loans                                             (29,118,300)     (23,263,110)
   Proceeds from the sale of equipment                                      --           10,850
   Additions to premises and equipment                                (259,393)        (200,769)
                                                                   ------------     ------------
      Net cash flows from investing activities                     (30,327,344)     (20,296,285)
                                                                   ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from sale of common stock                                   69,000        1,432,723
   Net increase in noninterest-bearing deposits                      4,117,302        4,410,743
   Net increase in interest-bearing deposits                        22,438,272       10,323,314
   Net decrease in securities sold under agreements to repurchase      530,499         (316,508)
   Borrowings from FHLB                                             41,565,000       36,685,000
   Repayment of borrowings from FHLB                               (43,840,000)     (30,835,000)
   Other borrowed funds                                              1,040,063               --
                                                                   ------------     ------------
      Net cash flows from financing activities                      25,920,136       21,700,272
                                                                   ------------     ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                               (241,904)         720,107
CASH AND CASH EQUIVALENTS, beginning of period                       2,759,315        2,039,208
                                                                   ------------     ------------
CASH AND CASH EQUIVALENTS, end of period                           $ 2,517,411      $ 2,759,315
                                                                   ============     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest                             $ 1,520,638      $ 1,327,312
                                                                   ============     ============
Cash paid for income taxes                                         $   303,000               --
                                                                   ============     ============




              See accompanying notes to these financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 1 -- Organization and Summary of Significant Accounting Policies

Nature  of  Operations  -- BNW  Bancorp,  Inc.  (the  "Company"),  a  Washington
Corporation, was formed on March 26, 2003, and through its wholly-owned subsidiary, Bank NorthWest, Inc. (the "Bank"), provides a full range of banking services to individual and corporate customers through its branches in Whatcom County, Washington. The Company is subject to significant competition from other financial institutions. The Bank is also subject to the regulations of certain federal and state of Washington agencies and undergoes periodic examinations by those regulatory authorities.

Plan of Reorganization -- In March 2003, BNW Bancorp, Inc. was formed. On March 26, 2003, under a plan of reorganization, BNW Bancorp, Inc. became the parent company of Bank NorthWest, Inc. by issuing 717,930 shares of common stock in exchange for all outstanding shares of Bank NorthWest, Inc. stock.

Principles of Consolidation -- For the year ended December 31, 2003, the consolidated financial statements include the accounts of BNW Bancorp, Inc. and its wholly-owned subsidiary, Bank NorthWest, Inc. All material intercompany balances and transactions have been eliminated. For the year ended December 31, 2002, the financial statements include Bank NorthWest, Inc. only.

Financial Statement Presentation and Use of Estimates -- The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and reporting practices applicable to the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, as of the date of the balance sheet, and revenues and expenses for the period. Actual results could differ from estimated amounts. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, deferred income taxes valuation allowance and the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans.

Cash and Cash Equivalents -- For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold, all with maturities of three months or less. Generally, federal funds are purchased and sold for one-day periods.

Investment Securities -- The Company classifies its securities into one of three categories: 1) held-to-maturity, 2) available-for-sale, or 3) trading. Investment securities are categorized as held-to-maturity when the Bank has the positive intent and ability to hold those securities to maturity. Securities that are held-to-maturity are stated at cost and adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income.

Investment securities categorized as available-for-sale are generally held for investment purposes (to maturity), although unanticipated future events may result in the sale of some securities. Available-for-sale securities are recorded at estimated fair value, with the net unrealized gain or loss included as a separate component of stockholders' equity, net of the related tax effect under the caption accumulated other comprehensive income (loss). Realized gains or losses on dispositions are based on the net proceeds and the adjusted carrying amount of securities sold, using the specific identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary are recognized by write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses.

Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

The Company had no trading or held-to-maturity securities at year-end.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 1 - Organization and Summary of Significatn Accounting Policies - Continued

Investor Receivable -- Investor receivable represents amounts due from investors on loans sold to them. Such receivables are fully collateralized by the loans being sold, and in the unforeseen event of nonperformance by the investor, the Company could rescind delivery of the loans. Loans are considered to be sold (and thus an investor receivable created) when the loans sold have been isolated from the Company, the investor obtains rights to pledge or exchange the purchased loans, and the Company does not maintain effective control over the loans sold pursuant to the requirements of SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.

Loans -- Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs are deferred and recognized as an adjustment of the related loan yield.

The Company considers loans impaired when it is probable the Company will not be able to collect all amounts due under a loan agreement. Impaired loans are to be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Changes in these values will be reflected in income and as adjustments to the allowance for possible loan losses.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received, or payment is considered certain.

The allowance for loan losses are maintained at a level management believes is adequate to provide for potential loan, loan commitment and standby letter of credit losses. The allowance is based on a continuing review of loans, loan commitments and standby letters of credit which includes consideration of actual loss experience, changes in the size and character of the portfolio, identification of individual problem situations which may affect the borrower's ability to repay, and evaluations of the prevailing and anticipated economic conditions.

Management believes the allowance for loan losses is adequate. While management uses available information to recognize losses on loans and foreclosed assets held for sale, changes in economic conditions may necessitate revision of these estimates in future years. In addition, various regulatory agencies, as an integral part of their examination processes, periodically review the Company's allowance for loan losses and valuation of foreclosed assets held for sale. Such agencies may require the Company to recognize additional losses based on their judgment using information available to them at the time of their examination.

Gain and Loss on Sale of Mortgage Loans -- Gains and losses on sales of mortgage loans are recognized when loans are considered sold to investors. The gain or loss is determined by the difference between sales proceeds and the carrying value of the mortgages. Such carrying costs include principal advanced and related costs of origination, less loan and discount fees collected.

Company Premises and Equipment -- Company premises and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, which range from three to 10 years.

Depreciation expense was $282,132 and $218,032 in 2003 and 2002, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 1 - Organization and Summary of Significant Accounting Policies - Continued

Advertising Costs -- The Company expenses advertising costs as they are incurred. Total advertising expenses were $107,978 in 2003 and $91,704 in 2002.

Income Taxes -- The Company accounts for incomes taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Income taxes and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Stock Options -- The Company recognizes the financial effects of stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations under the intrinsic value method. Generally, stock options are issued at a price equal to or greater than the fair value of the Company's stock as of the grant date. Under APB 25, options issued in this manner do not result in the recognition of employee compensation in the Company's financial statements. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation:

                                                 (Pro Forma)         (Pro Forma)
                                                     2003               2002
                                                 ------------        -----------
Net income as reported                              $496,814           $693,513
Additional compensation for fair value of stock
  options, net of tax                                (23,100)          (116,000)
                                                 ------------        -----------
Pro forma net income                                $473,714           $577,513
                                                 ============        ===========

Earnings per share:
   Basic--as reported                               $   0.69           $   1.03
   Basic--pro forma                                 $   0.66           $   0.86
   Diluted--as reported                             $   0.66           $   1.03
   Diluted--pro forma                               $   0.63           $   0.86

The pro forma information recognizes, as compensation, the value of stock options granted using an option valuation model known as the Black-Scholes model. The fair value of options issued in 2003 and 2002 is estimated to be $44,300 and $95,800, respectively. The following assumptions were used to estimate the fair value of the options:

                                                      2003                2002
                                                   ---------           ---------
   Risk-free interest rate                              2.90%              4.55%
   Dividend yield rate                                  0.00%              0.00%
   Price volatility                                    15.80%              7.00%
   Weighted average expected life of options        10 years            7 years


The fair value of the options granted in 2003 and 2002 are allocated to pro forma earnings over the vesting period of the options.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 1 - Organization and Summary of Significant Accounting Policies - Continued

The remaining unrecognized compensation for fair value of stock options was approximately $55,700 and $45,300 as of December 31, 2003 and 2002, respectively (Note 12).

Earnings per share -- Basic earnings per share amounts are computed based on the weighted number of average shares outstanding during the period. Diluted earnings per share are computed by determining the number of additional shares that are deemed outstanding due to stock options and other potentially dilutive share equivalents using the treasury stock method.

Reclassifications -- Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

Note 2 -- Investment Securities

Carrying amounts and approximate fair values of investment securities at December 31 are summarized as follows:


                                                           2003

                                ------------------------------------------------------------------
                                                           Gross            Gross
                                                         Unrealized       Unrealized
                                               Gross       Losses           Losses       Estimated
                                 Amortized   Unrealized  Less Than      Greater Than       Fair
                                   Cost        Gains     12 Months         12 Months       Value

                                ----------   --------    --------         ---------     ----------
Available-for-Sale Securities
  U.S. Treasury and obligations
    of U.S. government agencies $3,987,856   $     --    $(40,376)        $      --     $3,947,480
  Mortgage-backed securities       921,675     38,091          --                --        959,766
                                ----------   --------    ---------        ---------     ----------
   Total available-for-sale
    securities                  $4,909,531   $ 38,091    $(40,376)        $      --     $4,907,246
                                ==========   ========    =========        =========     ==========

                                                           2002
                                ------------------------------------------------------------------
                                                           Gross           Gross
                                                         Unrealized      Unrealized
                                               Gross      Losses           Losses        Estimated
                                 Amortized   Unrealized  Less Than      Greater Than       Fair
                                   Cost        Gains     12 Months         12 Months       Value
                                ----------   --------    --------         ---------     ----------
Available-for-Sale Securities
  U.S. Treasury and obligations
    of U.S. government agencies $2,005,465   $ 32,655    $     --         $      --     $2,038,120
  Mortgage-backed securities     1,891,206    104,684          --                --      1,995,890
                                ----------   --------    ---------        ---------     ----------
   Total available-for-sale
    securities                  $3,896,671   $137,339          --                --     $4,034,010
                                ==========   ========    =========        =========     ==========

Certain investment securities shown above currently have fair values less than amortized cost and therefore contain unrealized losses. The Company has evaluated these securities and has determined that the decline in value is temporary and is related to the change in market interest rates since purchase. The decline in value is not related to any company or industry-specific event. There are approximately two investment securities with unrealized losses. The Company anticipates full recovery of amortized cost with respect to these securities at maturity or sooner in the event of a more favorable market interest rate environment.

The amortized cost and estimated fair value of investment securities at December 31, 2003, by contractual or expected maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 2 - Investment Securities - Continued

                                               2003
                                  -----------------------------
                                   Amortized          Estimated
                                     Cost               Fair
                                                        Value
                                  ----------        -----------
      One year or less            $3,987,856        $3,947,480
      One to five years              586,707           607,647
      Five to ten years              334,968           352,119
                                  ----------        -----------
                                  $4,909,531        $4,907,246
                                  ==========        ===========

Gross realized gains and losses on investment sales for the years ended December 31:

                                                            2003          2002
                                                        -----------    ---------
Proceeds from maturities and sales of securities
  available-for-sale                                    $ 2,972,356    $ 935,921
                                                        ===========    =========
Gross gains realized on securities available-for-sale   $        --    $      --
                                                        ===========    =========
Gross losses realized on securities available-for-sale  $      --      $      --
                                                        ===========    =========

Investment securities with a book value of $4,909,531 and a fair market value of $4,907,246 as of December 31, 2003, were pledged to secure U.S. government and public deposits, securities sold under agreements to repurchase, and as collateral for the FHLB advances.

Investment securities with a book value of $3,896,671 and a fair market value of $4,034,010 as of December 31, 2002, were pledged to secure U.S. government and public deposits, securities sold under agreements to repurchase, and as collateral for the FHLB advances.

Note 3 -- Federal Home Loan Bank ("FHLB") Stock

The Company's investment in Federal Home Loan Bank (the "FHLB") stock is a restricted investment carried at par value ($100 per share), which approximates its fair value. As a member of the FHLB system, the Company is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding FHLB advances. The Company may request redemption at par value of any stock in excess of the amount the Company is required to hold. Stock redemptions are at the discretion of the FHLB. In addition, quarterly dividends are paid by the FHLB.

Note 4 -- Loans

The major classifications of loans are summarized as follows:

                                                2003               2002
                                             ------------     ------------
     Residential mortgages                   $26,641,802      $ 6,511,621
     Commercial, including commercial
        mortgages                             64,269,196       55,724,733
     Consumer                                  3,360,253        2,877,994
     Deferred loan fees                         (108,753)         (43,656)
                                             ------------     ------------
      Total loans                            $94,162,498      $65,070,692
                                             ============     ============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 4 - Loans - Continued

The allowance for loan losses at December 31 and changes during the period are as follows:

                                                       2003             2002
                                                    -----------     -----------
     Balance at beginning of year                   $  832,872      $  482,117
     Provision charged to operating expenses for
       loan losses                                     550,000         380,000
     Loans charged off                                 (33,305)        (38,890)
     Recoveries on loans                                 6,811           9,645
                                                    -----------     -----------
       Balance at end of year                       $1,356,378      $  832,872
                                                    ===========     ===========

Impaired loans were $1,474,743 and $1,696,267 at December 31, 2003 and 2002, respectively. At December 31, 2003 and 2002, one loan totaling $1,270,009 represented the majority of the balance in impaired loans. This loan is guaranteed for up to 80 percent of the recorded balance by the U.S. Department of Agriculture. A specific reserve for the remaining 20 percent of the loan has been made within the Company's loan loss reserve of $254,000. Interest income recognized and collected during the year on these loans is insignificant, and there are no commitments to lend additional funds to borrowers whose loans are classified as impaired. The average recorded investment in impaired loans was $1,321,100 and $576,330 during 2003 and 2002, respectively. Specific allowances of $264,000 were made for potential loan losses on impaired loans at fiscal year end 2003. Specific allowances of $254,000 were made for potential loan losses on impaired loans at fiscal year end 2002. The Company believes that expected losses on impaired loans are fully reserved for.

A summary of past due loans is as follows:


                          1 to 30 Days         31-59 Days         60-89 Days
                          Past Due and        Past Due and       Past Due and
                         Still Accruing      Still Accruing     Still Accruing      Non-accruing
                         --------------      --------------     --------------      ------------
December 31, 2003            $1,941,354                  --           --              $1,474,743
                         ==============      ==============     ==============      ============
December 31, 2002            $2,153,170          $1,610,809           --              $  426,258
                         ==============      ==============     ==============      ============

Note 5 -- Bank Premises and Equipment

Bank premises and equipment at December 31 are classified as follows:

                                     2003               2002
                                  ------------     ------------
Leasehold improvements            $   392,467      $   328,806
Land                                   90,605           90,605
Buildings                             360,422          360,422
Furniture, fixtures and software    1,311,479        1,115,993
                                  ------------     ------------
                                    2,154,973        1,895,826
Less accumulated depreciation      (1,020,176)        (738,290)
                                  ------------     ------------
                                  $ 1,134,797      $ 1,157,536
                                  ============     ============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 6 -- Income Taxes

The components of the provision (benefit) for current income taxes consists of the following:

                                              2003          2002
                                           ----------    ---------
Provision (benefit) for income tax
   Current                                 $ 260,855     $      --
   Deferred                                 (304,000)           --
                                           ----------    ---------
Total provision (benefit) for income tax   $ (43,145)    $      --
                                           ==========    =========

The items accounting for the difference between income taxes computed at the U.S. federal statutory income tax rate and the income tax provision for each of the years are as follows:


                                                      2003                   2002
                                                      ----                   ----
                                               Amount       Rate      Amount       Rate
                                              ---------    ------   ----------    ------
Income tax provision at statutory rate        $154,247      34.0%   $ 235,794      34.0%
Disallowed expenses (permanent differences)      3,647       0.8%       4,732       0.7%
Change in deferred tax valuation allowance    (201,000)    -44.1%    (243,600)    -35.1%
Other adjustments                                  (39)     -0.1%       3,074       0.4%
                                              ---------    ------   ----------    ------
Income tax provision (benefit) at
  effective tax rate                          $(43,145)    -16.2%   $      --       0.0%
                                              =========    ======   ==========    ======


Total deferred tax assets and liabilities as of December 31 are as follows:

                                                       2003         2002
                                                    ----------   ----------
Deferred tax assets
   Unrealized gain/loss on AFS securities           $     777    $      --
   Net operating loss carry forward                        --       51,000
   Allowances for possible loan losses in excess      323,000      175,000
     of tax reserves
   Accrual to cash adjustment                           9,000           --
   Other deferred tax assets                               --       15,000
                                                    ----------   ----------
      Total deferred assets                           332,777      241,000

Deferred tax liabilities
   Accrual to cash adjustment                       $      --      (21,000)
   FHLB stock dividend                                (24,000)     (18,000)
   Other deferred tax liabilities                      (4,000)      (1,000)
                                                    ----------   ----------
      Total deferred liabilities                      (28,000)     (40,000)
                                                    ----------   ----------
      Net deferred tax asset                          304,777      201,000
      Less valuation allowance on net deferred
        tax asset                                          --     (201,000)
                                                    ----------   ----------
                                                    $ 304,777    $      --
                                                    ==========   ==========

During 2003, management determined the Company would more likely than not recover its deferred tax assets, and, therefore, the tax valuation allowance provided on deferred tax assets was removed.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 7 -- Deposits

Deposits consisted of the following:

                                           2003             2002
                                        -----------      -----------
   Savings accounts                     $ 3,174,020      $ 1,551,656
   Certificates of deposit under         14,124,434       11,133,619
      $100,000
   Certificates of deposit over          25,673,616       20,261,151
      $100,000
   Demand accounts
        Noninterest-bearing              14,863,509       10,746,207
        Interest-bearing                  8,914,851        2,995,345
   Money market accounts                 21,812,123       15,319,001
                                        -----------      -----------
                                        $88,562,553      $62,006,979
                                        ===========      ===========

Total remaining maturity schedule for time deposits is as follows:

                     Year Ending
                     December 31
                         2004         $27,219,791
                         2005           5,942,624
                         2006           1,521,385
                         2007           3,383,990
                         2008           1,730,260
                                      -----------
                                      $39,798,050
                                      ===========

Note 8 -- FHLB Borrowings

The Company is a member of the Federal Home Loan Bank of Seattle ("FHLB"), which entitles it to certain benefits, including a variety of funding options. As a member, the Company has a committed line of credit up to 20 percent of total assets subject to the Company pledging sufficient collateral and maintaining the required stock investment. At December 31, 2003, the Company had outstanding borrowings from FHLB of $5,575,000, of which $3,575,000 were overnight advances issued under the Cash Management Advance program. At December 31, 2002, the Company had outstanding borrowings from FHLB of $7,850,000. FHLB advances consist of the following:

           December 31, 2003                       December 31, 2002
                             Weighted                              Weighted
   Date of                   Average       Date of                  Average
  Maturity      Amount    Interest Rate   Maturity     Amount    Interest Rate
  --------      ------    -------------   --------     ------    -------------
    2003              --        --          2003     $5,850,000      1.39%
    2004      $5,575,000      2.49%         2004     $2,000,000      5.00%

Note 9 -- Securities Sold Under Agreements to Repurchase

The Company has sold certain securities of the U.S. Government and its agencies and other approved investments under agreements to repurchase. The securities underlying the agreement were held by a safekeeping agent not under control of the Company. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. Securities sold under agreements to repurchase were $1.0 million as of December 31, 2003, with a weighted interest rate of 0.93 percent. Securities sold under agreements to repurchase were $469,501 as of December 31, 2002, with a weighted interest rate of 1.23 percent. The Company has collateralized these agreements with investments totaling approximately $1.0 million as of December 31, 2003 and 2002. Maturity for the repurchase agreement outstanding as of December 31, 2003, is May 1, 2004.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 10 -- Other Borrowed Funds

The Bank has a treasury, tax and loan note option with the Federal Reserve Bank with outstanding amounts of $231,964 at December 31, 2003, and $400,000 at December 31, 2002, payable on demand. Interest is payable at a rate of 0.25 percent below the federal funds rate. The note is secured by a pledge of certain qualifying investment securities.

During 2003, the Company had $1,050,000 outstanding on a $2.0 million revolving line of credit with US Bank. The interest rate was the prime rate as published by US Bank. The line of credit was secured by Bank NorthWest common stock.

In November 2003, the Company entered into a new $2.0 million revolving line of credit agreement with The Bank Of The Pacific (Note 15). The interest rate under the line is The Bank Of The Pacific prime rate, and the line expires November 2004. The US Bank revolving line of credit was paid in full in November 2003 from the proceeds from The Bank of the Pacific line of credit. The Company had outstanding advances on The Bank Of The Pacific line of credit of $1,208,099 at December 31, 2003.

Note 11 -- Stockholders' Equity

Capital Requirements -- The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets (as defined in the regulations), and of Tier I capital to average assets. Management believes, as of December 31, 2003, that the Company meets all capital adequacy requirements to which it is subject.

As of December 31, 2003, the most recent filing with the Federal Deposit Insurance Corporation, the Company was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Company's category.

The actual capital amounts and ratios are also presented in the table:


(dollar amounts are in thousands)
                                                                                 To Be Well Capitalized
                                                               For Capital      Under Prompt Corrective
                                                Actual      Adequacy Purposes:     Action Provisions:
                                            -------------   ------------------  -----------------------
                                            Amount  Ratio    Amount   Ratio         Amount     Ratio
                                            ------  -----    ------   -----         ------     -----
As of December 31, 2003
   Total Capital (to Risk Weighted Assets)
      Consolidated                          $8,419    9%     $7,695     8%             N/A       N/A
      Bank                                  $9,419   10%     $7,695  >  8%          $9,618   >   10%
                                                                     -                       -
   Tier I Capital (to Risk Weighted Assets)
      Consolidated                          $7,215    8%     $3,847     4%             N/A       N/A
      Bank                                  $8,215    9%     $3,847  >  4%          $5,771   >    6%
                                                                     -                       -
   Tier I Capital (to Average  Assets)
      Consolidated                          $7,215    7%     $3,961     4%             N/A       N/A
      Bank                                  $8,215    8%     $3,961  >  4%          $4,951   >    5%
                                                                     -                       -

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 11 - Stockholders' Equity - Continued


(dollar amounts are in thousands)
                                                                                 To Be Well Capitalized
                                                               For Capital      Under Prompt Corrective
                                                Actual      Adequacy Purposes:     Action Provisions:
                                            -------------   ------------------  -----------------------
                                            Amount  Ratio    Amount   Ratio         Amount     Ratio
                                            ------  -----    ------   -----         ------     -----
As of December 31, 2002
   Total Capital (to Risk Weighted Assets)
      Bank                                  $7,238   11%     $5,415  >  8%           $6,768  >   10%
                                                                     -                       -
   Tier I Capital (to Risk Weighted Assets)
      Bank                                  $6,405    9%     $2,707  >  4%           $4,061  >    6%
                                                                     -                       -
   Tier I Capital (to Average Assets)
      Bank                                  $6,405    9%     $2,923  >  4%           $3,654  >     5%


The Company issued 7,000 shares of common stock during 2003, for proceeds of $69,000, from the exercise of stock options. The Bank issued 146,510 shares of common stock during 2002, for proceeds of $1,432,723, net of issuance costs of $32,377.

Note 12 -- Stock Option and Incentive Plans

Employee Stock Option Plan -- Pursuant to the 1996 Stock Option Plan as amended, the Company may award up to 126,735 options to acquire shares of Common Stock to employees. Pursuant to the plan, the Company has awarded options, which vest and become exercisable in incremental percentages over five years through 2008, and expire after 10 years.

The following table summarizes activity under the Company's stock option plan for the years ended December 31, 2003 and 2002:

                                   Options          Options        Average
                                  Available       for Common       Exercise
                                  For Grant          Stock           Price
                                  ----------      -----------      --------
BALANCE, December 31, 2001           39,687           57,048         $ 9.76
Authorized                           30,000               --             --
Granted                              (4,435)           4,435          10.50
Exercised                                --               --             --
Forfeited                                --               --             --
                                  ----------      -----------      --------
BALANCE, December 31, 2002           65,252           61,483           9.81
Authorized                               --               --             --
Granted                             (13,000)          13,000          10.50
Exercised                                --           (1,000)          9.00
Forfeited                             4,435           (4,435)         10.00
                                  ----------      -----------      --------
BALANCE, December 31, 2003           56,687           69,048         $ 9.91
                                  ==========      ===========      ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 12 - Stock Option and Incentive Plans - Continued

The following table summarizes information concerning currently outstanding and exercisable options at December 31, 2003:

                Options Outstanding                   Options Exercisable
                -------------------                   -------------------
                                         Weighted                Weighted
  Range of                  Remaining    Average                  Average
  Exercise       Number    Contractual   Exercise                Exercise
   Prices     Outstanding     Life        Price     Exercisable    Price
------------  ------------ -----------   --------   -----------  ---------
    $10.00        9,873      3 years     $10.00        9,873     $10.00
     10.50       35,175    6.5 years      10.50       11,446      10.50
      9.00       24,000    5.5 years       9.00       19,000       9.00

Director Stock Option Plan -- Pursuant to the 2002 Director's Stock Option Plan, the Company may award up to 35,000 options to acquire shares of Common Stock. Pursuant to the plan, the Company has awarded options which vest and are exercisable immediately and expire after 10 years.

The following table summarizes activity under the Company's stock option plan for the years ended December 31, 2003 and 2002:

                                    Options         Options        Average
                                   Available       for Common      Exercise
                                   For Grant         Stock           Price
                                  ----------      -----------      --------
BALANCE, December 31, 2001               --               --             --
Authorized                           35,000               --             --
Granted                             (30,000)          30,000         $10.00
Exercised                                --               --             --
Forfeited                                --               --             --
                                  ----------      -----------      ---------
BALANCE, December 31, 2002            5,000           30,000             --
Authorized                               --               --             --
Granted                                  --               --             --
Exercised                                --           (6,000)         10.00
Forfeited                                --               --             --
                                  ----------      -----------      ---------
BALANCE, December 31, 2003            5,000           24,000         $10.00
                                  ==========      ===========      =========

The following table summarizes information concerning currently outstanding and exercisable options:

                Options Outstanding                   Options Exercisable
                -------------------                   -------------------
                                         Weighted                Weighted
  Range of                  Remaining    Average                  Average
  Exercise       Number    Contractual   Exercise                Exercise
   Prices     Outstanding     Life        Price     Exercisable    Price
----------    -----------  -----------   --------   -----------  ---------
    $10.00       24,000     8.5 years     $10.00       24,000     $10.00

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 13 -- Employee Benefit Plan

During 1998, the Company established a 401(k) savings plan covering substantially all of its full-time employees. Eligible employees may contribute through payroll deductions up to a maximum of 15 percent of the employee's wages. The Company made discretionary contributions to the Plan of $27,574 in 2003 and $21,673 in 2002.

Note 14 -- Commitments

Control Severance Agreements -- The Company has entered into change in control severance agreements with four executives. Under the terms of these agreements, these executives are entitled to a lump sum payment if a change in control occurs. As of December 31, 2003, the amount due to these executives would be approximately $539,000 if a change in control occurs (Note 15). No further payments or other benefits will be due under these agreements. The Board of Directors approved the change in control severance agreements in May 2003.

Operating Lease Commitments -- The Company leases portions of its premises and certain pieces of equipment under leases classified as operating leases. Scheduled minimum lease payments under these agreements are as follows:

               Year Ending     2004        $234,795
                               2005         134,962
                               2006          61,777
                               2007          33,698
                               2008              --
                                           --------
                               Total       $465,232
                                           ========

Rental expense charged to operations was $255,960 in 2003 and $180,983 in 2002.

Note 15 -- Related Party Transactions

Certain directors, executive officers and principal stockholders are customers of, and have had banking transactions with, the Company, and the Company expects to have such transactions in the future. All loans and commitments included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present any other unfavorable features.

The amount of loans outstanding to directors, executive officers, principal stockholders and companies with which they are associated was approximately $1,683,838 and $2,384,650 at December 31, 2003 and 2002, respectively. Interest earned on the loans was $85,561 and $92,564 for the years ended December 31, 2003 and 2002, respectively. Deposits from related parties totaled approximately $10,334,119 and $5,303,505 at December 31, 2003 and 2002, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 15 -- Related Party Transactions - Continued

On October 22, 2003, BNW Bancorp, Inc. entered into a merger agreement with Pacific Financial Corporation, pursuant to which BNW Bancorp, Inc. will merge into Pacific Financial followed immediately by the merger of Bank NorthWest, Inc. into the Bank Of The Pacific, Pacific's banking subsidiary. Completion of the merger is subject to satisfaction of the conditions set forth in the merger agreement, including, among others, receipt of regulatory approvals and approval by shareholders of Pacific and BNW Bancorp, Inc. If the merger is approved by stockholders in February 2004, each share of BNW Bancorp, Inc. common stock will be converted into the right to receive 0.85 shares of Pacific common stock.

Note 16 -- Significant Group Concentrations of Credit Risk

Most of the Company's business activity is with customers located within Whatcom County. Investments in state and municipal securities involve governmental entities within the state of Washington. The Company originates commercial, real estate and consumer loans. Generally, loans are secured by accounts receivable, inventory, deposit accounts, personal property or real estate. Rights to collateral vary and are legally documented to the extent practicable. Although the Company has a diversified loan portfolio, local economic conditions may affect borrowers' ability to meet the stated repayment terms.

The distribution of commitments to extend credit approximates the distribution of loans outstanding.

Commercial and standby letters of credit were granted primarily to commercial borrowers. The Company, as a matter of policy, does not extend credit in excess of 90 percent of its legal lending limit, or approximately $1,100,000, to any single borrower or group of related borrowers without prior approval from the Board of Directors. Loans in excess of $500,000 are approved by the Director's Loan Committee prior to origination.

Note 17 -- Financial Instruments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of the Company's involvement in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to Extend Credit and Financial Guarantees -- Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company's experience has been that approximately 50 percent of loan commitments are drawn upon by customers, while no commercial letters of credit have been utilized. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 17 - Financial Instruments - Continued

Standby letters of credit and financial guarantees written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. All guarantees are short-term. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral supporting those commitments, for which collateral is deemed necessary, generally amounts to 100 percent of the commitment amount at December 31, 2003.

The Company has not been required to perform on any financial guarantees and has not incurred any losses on its commitments.

A summary of the notional amounts of the Company's financial instruments with off-balance sheet risk at December 31, 2003, follows:

                                          Notional Amount
                                          ---------------
            Commitments to extend credit   $22,730,615
            Credit card arrangements         1,089,014
            Letter of credit                   275,000

Note 18 -- Fair Value of Financial Instruments

FASB Statement No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement on the instrument. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash, Due From Banks and Interest Bearing Deposits -- The carrying value amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

Investment Securities -- Fair values for investment securities are based on quoted market prices, where available. If quoted market values are not available, fair values are based on quoted market prices of comparable instruments.

Federal Home Loan Bank Stock -- The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Investor Accounts Receivable -- The carrying value of investor receivable is considered a reasonable estimate of the fair value due to the short-term nature of the receivables.

Loans -- For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values of fixed-rate commercial, real estate mortgage, installment, and other loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 18 - Fair Value of Financial Instruments - Continued

Accrued Interest -- Due to their short-term nature, the carrying value of accrued interest is considered to approximate fair value.

Off-Balance-Sheet Instruments -- The Company's off-balance-sheet instruments include unfunded commitments to extend credit, standby letters of credit, and financial guarantees. The fair value of these instruments is not considered practicable to estimate because of the lack of quoted market price and the inability to estimate fair value without incurring excessive costs. The estimated fair value of interest rate swaps are based upon calculations of the net present value of projected cash flows. Because interest rate swaps are carried at estimated fair value, carrying value and estimated fair value are the same.

Deposit Liabilities -- The estimated fair values disclosed for demand deposits are equal to their carrying amounts, including savings, money market and NOW accounts. Fair values for fixed-rate time deposits are estimated using a discounted cash flow analysis that applies interest rates currently being offered on certificates to a schedule of aggregated expected maturities on time deposits. The carrying amount of interest payable approximates its fair value.

FHLB Borrowings -- The carrying value of the FHLB borrowings is considered a reasonable estimate of the fair value due to the short-term maturities of the borrowings.

Other Borrowings -- The carrying amount of the other borrowings is considered a reasonable estimate of their fair value due to the short-term nature of the advances.

                                                            2003
                                                 ---------------------------
                                                   Carrying
                                                    Amount        Fair Value
                                                 -----------      ----------
FINANCIAL ASSETS
   Cash and cash equivalents                     $ 2,517,411     $ 2,517,411
   Interest-earning deposits                          11,845          11,845
   Federal Home Loan Bank Stock                      310,600         310,600
   Investment Securities:  Available for sale      4,907,246       4,907,246
   Investor accounts receivable                    2,085,699       2,085,699
   Loans                                          94,162,498      94,573,010
   Accrued interest receivable                       351,988         351,988

FINANCIAL LIABILITIES
   Money Market Accounts                          21,812,123      21,812,123
   Demand deposits                                23,778,360      23,778,360
   Savings deposits                                3,174,020       3,174,020
   Time deposits                                  39,798,050      40,216,956
   FHLB borrowings                                 5,575,000       5,575,000
   Securities sold under agreements to repurchase  1,000,000       1,000,000
   Other borrowed funds                            1,440,063       1,440,063
   Accrued interest payable                           95,526          95,526

OFF-BALANCE SHEET ITEMS
   Loan commitments                               23,819,629      23,819,629
   Standby letters of credit                             275             275

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 19 -- Earnings Per Share

The numerators and denominators of basic earnings per share are as follows:

                                                           2003           2002
                                                         --------       --------
Numerator-- Net income as reported                       $496,814       $693,513
                                                         ========       ========

Denominator-- Weighted average number of shares
  outstanding                                             718,393        672,768
Effect of dilutive securities                              32,738          1,291
                                                         --------       --------
Diluted weighted average number of shares outstanding     751,131        674,059
                                                         ========       ========
Basic earnings per share                                 $   0.69       $   1.03
                                                         ========       ========
Diluted earnings per share                               $   0.66       $   1.03
                                                         ========       ========

Note 20 -- Parent Company (Only) Financial Information

Condensed balance sheet at December 31, 2003

                                                              2003
                                                         ------------
          Cash                                           $    42,721
          Investment in Bank NorthWest, Inc.               8,194,227
                                                         ------------
                                                         $ 8,236,948
                                                         ============

          Other borrowings                               $1 ,208,100
          Other liabilities                                   28,554
          Stockholders' equity
             Common stock                                    724,930
             Additional paid in capital                    6,506,776
             Accumulated deficit                            (229,904)
             Accumulated other comprehensive loss, net        (1,508)
             of tax
                                                         ------------
                                                         $ 8,236,948
                                                         ============

Condensed statement of income for the year ended December 31, 2003

                                                              2003
                                                           ----------
Total income-- Dividend                                    $  75,000
Total expenses                                             $ 337,933
                                                           ----------
Loss before equity in undistributed income of Bank          (262,933)
NorthWest, Inc.
Equity in undistributed income of Bank NorthWest, Inc.       759,747
                                                           ----------
   Net income                                              $ 496,814
                                                           ==========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 20 - Parent Company (Only) Financial Information - Continued

Condensed statement of cash flows for the year ended December 31, 2003:

                                                                     2003
                                                                 -----------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                    $  496,814
Adjustments to reconcile net income to net cash from operating activities
   Equity in undistributed income of Bank NorthWest, Inc.          (759,747)
   Other liabilities                                                 28,554
                                                                 -----------
      Net cash from operating activities                           (234,379)
                                                                 -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Investments in Bank NorthWest, Inc.                           (1,000,000)
                                                                 -----------
      Net cash from investing activities                         (1,000,000)
                                                                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Sale of common stock                                              69,000
   Other borrowings                                               1,208,100
                                                                 -----------
      Net cash from financing activities                          1,277,100
                                                                 -----------
                                                                     42,721
NET INCREASE (DECREASE) IN CASH
CASH, beginning of year                                                  --
                                                                 -----------
CASH, end of year                                                $   42,721
                                                                 ===========

Note 21 -- New Accounting Pronouncements

In April 2003,  the Financial  Accounting  Standards  Board issued SFAS No. 149,
Amendment of Statement 133 on Derivative Instruments and Hedging Activities. During the year ended December 31, 2003, the Company adopted provisions of SFAS No. 149, and it had no material effect on its results of operations or financial position.

In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The Company currently is assessing the impact of the provisions of SFAS No. 150, and believes the adoption will not have a material effect on its results of operations or financial position.

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities. The objective of this interpretation is to provide guidance on how to identify a variable interest entity ("VIE") and determining when the assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in the Company's consolidated financial statements. A company that holds variable interests in an entity will need to consolidate the entity if the company's interest in the VIE is such that the company will absorb a majority of the VIE's expected losses and/or receive a majority of the entity's expected residual returns, if they occur. FIN 46 also requires additional disclosure by primary beneficiaries and other significant variable interest holders. Certain provisions of this interpretation became effective upon issuance. Management does not believe the Company has any VIE.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
BNW BANCORP, INC., AND SUBSIDIARY

Note 21 - New Accounting Pronouncements - Continued

In November 2003, the Emerging Issues Task Force (EITF) reached a consensus that certain quantitative and qualitative disclosures should be required for debt and marketable equity securities classified as available-for-sale or held-to-maturity under FASB Statements No. 115 and 124, that are impaired at the balance sheet date but for which an other-than-temporary impairment has not been recognized. This EITF consensus is effective for fiscal years ending after December 15, 2003. Accordingly, the Company has adopted this statement as of December 31, 2003, and the result did not have a material impact on the Company's financial position or results of operations.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

            The following unaudited pro forma combined financial statements and explanatory notes present financial information after giving effect to the merger of Pacific and BNW in a transaction accounted for as a purchase as if the acquisition had occurred on December 31, 2003, with respect to the balance sheet, and January 1, 2003, with respect to the statement of income.

            The pro forma statement of income is not necessarily indicative of operating results which would have been achieved had the merger been consummated as of January 1, 2003, and should not be construed as representative of future operations. The pro forma financial information has been prepared under the purchase method of accounting and is based on, and should be read in conjunction with, the historical consolidated financial statements of Pacific and BNW. The pro forma adjustments represent management's best estimate based on available information and may change.

            The final allocation of the purchase price will be determined after the merger is completed and after determining the fair values of BNW's tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Any change in the fair value of the net assets of BNW or to its shareholders' equity will change the amount of the purchase price allocable to goodwill. Final adjustments, in general, may be materially different from the unaudited pro forma adjustments presented herein.

BALANCE SHEET
                                                At December 31, 2003
                                    --------------------------------------------
                                     Pacific     BNW        Pro Forma  Pro Forma
                                    Financial   Bancorp    Adjustments  Combined
                                    ---------   --------   ----------- ---------
                                               (Dollars in thousands)
ASSETS

Cash and due from banks             $  9,280    $  2,517    $           $ 11,797
Interest-bearing deposits             15,392          12                  15,404
Investment securities
  Held to maturity                     7,988           -                   7,988
  Available for sale                  57,473       4,907                  62,380
                                    --------    --------                --------
  Total investment securities         65,461       4,907                  70,368

Federal funds solds                    5,000           -                   5,000

Investor receivable                        -       2,086                   2,086

Loans                                199,738      94,162         66(2)   293,966
  Allowance for loan losses            2,238       1,356                   3,594
                                    --------    --------                --------
  Loans, net                         197,500      92,806         66(2)   290,372
Premises and equipment, net            3,967       1,135                   5,102
Foreclosed real estate                    98           -                      98
Goodwill and other intangibles           184           -     11,422(2)(3) 11,606
Federal Home Loan Bank Stock             915         311                   1,226
Other assets                           8,918         817        (78)(4)    9,657
                                    --------    --------    -------     --------
TOTAL ASSETS                        $306,715    $104,591    $11,410     $422,716
                                    ========    ========    =======     ========


LIABILITIES

Deposits
  Noninterest-bearing               $ 43,862    $ 14,864                $ 58,726
  Interest-bearing                   216,938      73,699    $   290(2)   290,927
                                    --------    --------    -------      -------
  Total deposits                     260,800      88,563        290(2)   349,653
Borrowings and securities sold under
 agreements to repurchase             14,500       8,015          -       22,515
Other liabilities                      5,765       1,013        539(5)     7,317
                                    --------    --------    -------     --------
TOTAL LIABILITIES                    281,065      97,591        829      379,485


SHAREHOLDERS' EQUITY
Common stock                           2,522         725       (109)(6)    3,138
Additional paid-in capital            10,005       6,507     10,458(6)    26,970
Retained earnings                     12,663        (230)       230(6)    12,663
Accumulated other comprehensive
  income                                 460          (2)         2(6)       460

TOTAL SHAREHOLDERS' EQUITY            25,650       7,000     10,581       43,231
                                    --------    --------    -------     --------
TOTAL LIABILITIES AND SHAREHOLDERS' $306,715    $104,591    $11,410     $422,716
  EQUITY                            ========    ========    =======     ========

STATEMENT OF INCOME
                                                At December 31, 2003
                                     -------------------------------------------
                                      Pacific      BNW     Pro Forma   Pro Forma
                                     Financial   Bancorp  Adjustments  Combined
                                     -------------------------------------------
                                               (Dollars in thousands)
INTEREST INCOME
Interest and fee income on loans     $ 13,350   $  6,145    $    (8) $ 19,487
Securities held to maturity               378          -                  378
Securities available for sale           2,054        182                2,236
Deposits with banks and federal
  funds sold                              118         19                  137
Other interest income                      49         18                   67
                                     --------   --------    -------  --------
Total interest income                  15,949      6,364         (8)   22,305

INTEREST EXPENSE
Interest on deposits                    2,923      1,382       (282)    4,023
Other borrowings and securities
  sold under agreements to repurchase     485        159                  644
                                     --------   --------    -------  --------
Total interest expense                  3,408      1,541       (282)    4,667

Net interest income                    12,541      4,823        274    17,638
Provision for credit losses                 -        550                  550
                                     --------   --------    -------  --------
Net interest income after provision
  for credit losses                    12,541      4,273        274    17,088

NONINTEREST INCOME
Services charges and other fees         1,027        182                1,209
Income from and gains on sale of
  foreclosed real estate                   26          -                   26
Net gains from sales of loans              34      1,066                1,100
Net gains on sales of securities
  available for sale                        4          -                    4
Other income                              755         12                  767
                                     --------   --------    -------  --------
Total noninterest income                1,846      1,260                3,106

NONINTEREST EXPENSE
Salaries and benefits                   4,764      2,724                7,488
Occupancy and equipment                   965        637                1,602
Other                                   2,216      1,718        142     4,076
                                     --------   --------    -------  --------
Total noninterest expense               7,945      5,079        142    13,166

INCOME BEFORE INCOME TAX                6,442        454        132     7,028

Provision (benefit) for income tax(7)   1,863        (43)       199     2,019
                                     --------   --------    -------  --------
NET INCOME                           $  4,579   $    497    $   (67) $  5,009
                                     ========   ========    =======  ========
Earnings per common share:
  Basic                              $    .82   $   0.69             $   1.60(8)
  Diluted                            $   1.79   $   0.66             $   1.56(8)
  Weighted average shares - basic   2,512,844    718,393            3,123,478
  Weighted average shares - diluted 2,559,847    751,131            3,214,052

                Pacific Financial Corporation / BNW Bancorp, Inc.
                          Notes to Unaudited Pro Forma
                          Combined Financial Statements
                    (dollars in thousands, except share data)


1.    Basis of Presentation

            The unaudited pro forma combined balance sheet as of December 31, 2003, has been prepared as if the merger had been consummated on that date. The unaudited pro forma combined statement of income for the twelve months ended December 31, 2003, has been prepared as if the merger had been consummated on January 1, 2003. The unaudited pro forma combined financial statements are based on the historical financial statements of Pacific Financial Corporation and BNW Bancorp, Inc., after giving effect to the merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow.

            Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma combined financial statements are summarized as follows:

            Estimated fair value for loans and deposits were obtained from appropriate valuation methodologies and market information used in accordance with Statement of Financial Accounting Standards No. 107, Disclosures About Value of Financial Instruments.

            The premium on loans for purposes of these pro forma financial statements is being amortized to interest income over a weighted average life of 8.28 years using a method with approximates the interest method. The premium on deposits is being accreted using the same method into interest expense over a weighted average life of 1.03 years. A core deposit intangible analysis was performed that concluded there was $993 in core deposit intangible created as a result of the merger and is being amortized to interest expense over 7 years on a straight-line basis which approximates the interest method.


2.    Purchase accounting adjustments are estimated as follows:

   BNW Bancorp's net assets - historical at December 31, 2003           $7,000
      Fair Value Adjustments:
            Loans receivable, net                     $    66
            Core deposit intangible                       993
            Deposits                                     (290)
            Contractual liabilities                      (539)
            Subtotal fair value adjustments               230
            Tax effect of fair value adjustments         ( 78)             152
                                                         ------
      Net assets acquired                                               $7,152

                Pacific Financial Corporation / BNW Bancorp, Inc.
                          Notes to Unaudited Pro Forma
                          Combined Financial Statements
                    (dollars in thousands, except share data)


3. Excess of cost over the fair value of net assets acquired is set forth below:

   Total shares of BNW stock outstanding                                724,930
   Conversion ratio in merger                                              0.85
                                                                       --------
   Shares to be issued                                                  616,190
   Market value per share                                              $  27.15
                                                                       --------
      Total value in stock (shares x market value)                     $ 16,730

   Total stock options outstanding for BNW stock                         93,048
   Conversion ratio in merger                                              0.85
                                                                       --------
   Options to convert to Pacific stock                                   79,090
   Fair value per share                                                $  11.20
                                                                       --------
      Total value of stock options                                     $    886

   Total value of stock and stock options                              $ 17,616
   Net assets acquired                                                    7,152
                                                                       --------
   Total excess of cost over fair value of net assets acquired         $ 10,464

4.    Adjustment to Deferred Tax Asset for purchase is as follows:

   Fair value adjustment for loans receivable                               (66)
   Fair value adjustment for deposits                                       290
   Fair value adjustment for contractual liabilities                        539
   Recording of core deposit intangible                                    (993)
                                                                          ------
                                                                           (230)
   Estimated tax rate                                                        34%
   Deferred Tax Liability                                                   (78)


5.    Represents merger related severance payouts of $539.

6. Purchase accounting adjustment to eliminate BNW shareholders' equity accounts is $7,000.

7.    Income taxes were estimated using a 34% tax rate.

8. Basic and fully diluted weighted average number of common shares and common stock equivalents utilized for the calculation of earnings per share for the periods were calculated using BNW's historical weighted average common shares and common stock equivalents multiplied by the exchange ratio of 0.85.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          PACIFIC FINANCIAL CORPORATION


DATED:  April 26, 2004                    By:   /s/ John Van Dijk
                                                --------------------------------
                                                John Van Dijk
                                                Executive Vice President
                                                and Chief Financial Officer